Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the following Registration Statements:

(1)  Registration Statement (Form S-4 No. 333-115859) of TETRA Technologies, Inc. and in the related Prospectus,

(2)  Registration Statements (Form S-8 Nos. 333-40509, 33-41337, 33-35750, 33-76804, 33-76806, 333-04284, 333-09889, 333-61988, 333-84444, 333-76039, 333-114034, 333-115859, 333-126422, 333-133790, 333-142637, 333-149347, 333-149348, 333-150783, 333-166537, 333-174090, 333-177995, and 333-183030) of TETRA Technologies, Inc., and

(3)  Registration Statement (Form S-3 No. 333-163409) of TETRA Technologies, Inc. and in the related Prospectus;

of our report dated July 25, 2012, with respect to the consolidated balance sheet of Greywolf Production Systems, Inc. and subsidiaries as of September 30, 2011, and the related consolidated statements of income, retained earnings and cash flows for the year ended September 30, 2011 which is contained in this Current Report on Form 8-K/A.

/s/BDO Canada LLP

Chartered Accountants

Red Deer, Alberta

October 9, 2012